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                                                                    EXHIBIT 99.1

                                   PROXY CARD

                          LITHIUM TECHNOLOGY COPORATION
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 31, 2000

         The undersigned hereby constitutes and appoints David Cade and George Ferment and each of them, the true and lawful attorneys and proxies of the undersigned with full power of substitution and appointment, for and in the name, place, and stead of the undersigned, to act for and to vote all of the undersigned's Common Shares of $.01 par value per share of Lithium Technology Corporation ("LTC") at the Special Meeting of Shareholders (the "Meeting") to be held at 5115 Campus Drive, Plymouth Meeting, Pennsylvania, on July 31, 2000, at 10:00 a.m. local time, and at all adjournments thereof for the following purposes:

         1.       Approval of the Merger between LTC and Ilion Technology Corporation;

                  [     ]  FOR              [     ]  AGAINST [     ]  ABSTAIN FROM VOTING

         2. In their discretion, the Proxies are authorized to vote upon such other business as lawfully may come before the Meeting.

         The undersigned hereby revokes any proxies as to said shares heretobefore given by the undersigned and ratifies and confirms that said attorneys and proxies lawfully may do by virtue hereof.

         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THEN THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING.

         It is understood that this proxy confers discretionary authority in respect to matters not known or determined at the time of the mailing of the Notice of Special Meeting of Stockholders to the undersigned. The proxies and attorneys intend to vote the shares represented by this proxy on such matters, if any, as determined by the Board of Directors.

         The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement and Prospectus furnished therewith.

             Dated and Signed:


--------------------------------------------, 2000

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                  Signature(s) should agree with the name(s) stenciled hereon.
                  Executors, administrators, trustee, guardians and attorneys should so indicate when signing. Attorneys should submit powers of attorney.

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